MAGNUM D'OR RESOURCES INC.
(Revisions and/or additions to original agreement Dated November 13 2002)
July 31, 2003

By and between:

Magnum d'Or Resources Inc.
(hereinafter referred to as "Magnum")
3266 Yonge Street, Suite 1208, Toronto, Ontario, Canada M4N 3P6
Incorporated in the State of Nevada

Of The First Part

-and-

Ton Fei Fred Tham and Associates
(herein after referred to as "Tham")
4323 West 12th Ave., Vancouver, British Columbia, V6R 2P9

Of The Second Part

Under this agreement Magnum agrees to undertake the following in order to maintain good standing with the original agreement dated November 13, 2002:

Magnum agrees to:

1. Issue on the date of this agreement 1,000,000 free trading shares to Tham as security against cash payment of $17,500 USD to Tham by August 17 2003. Should Magnum fail to make the cash payment by the due date, Tham shall have to option of selling the said shares.
2. Pay the annual license fee of $5,200USD by August 4, 2003 to Tham, who will renew the license with the Mongolian Government.
3. Issue free trading shares equivalent of $17,500USD to Tham on September 5, 2003. In the event the value realized from the sale of these shares is lower than $17,500 USD on September 30, 2003, Magnum will issue to Tham additional free trading shares to make up for the deficiency within two weeks of notice by Tham to Magnum.
4. Submit the necessary government renewal fees for Magnum's existing property to be received by Tham no later than July 30th each year.
5. Magnum agrees to carry out an initial work program to be completed no later than December 31st, 2003 (approx $30 – $35k USD).
6. Magnum agrees to carry out additional expenditures on the Shandi property in the amount of $75,000 USD by the end of December 2004.

Tham agrees to:

1. Extend the date of the existing option to earn a 60 % undivided interest in the Shandi Property that is fully described in the original agreement to December 31st 2003.

Init

Rio Minerals Limited

Mineral Exploration and Development

209-475 Howe Street
Vancouver, British Columbia
Canada. V6C 2B3
email: info@riominerals.com
Telephone: (604) 671-2245
Fax: (604) 871-0231

TERMS OF ENGAGEMENT

September 24, 2003

Mr. Reno J. Calabrigo
Magnum d'Or Resources Inc
63 St. Clair Avenue West
Suite 1704
Toronto, Ontario M4V 2Y9

Dear Mr. Calabrigo:

Re: Mongolian Project- Phase 2

Rio Minerals Limited agrees to provide geological services and Magnum d'Or Resources Inc. agrees to pay for the following services.

Rio Minerals Limited will:

- Provide services on a basis consistent with the industry standard.
- In accordance with accepted procedures, perform geological and geophysical work on concessions owned or under option in Mongolia as discussed, and provide a geological/geophysical report that outlines said work and results, and provide recommendations for further work, if warranted.

The following is an estimated budget for the Phase 2 program.

Time Charges:			
Travel	3 persons - 4 days		$ 3375.00
Ulaanbaatar to interpret data/plan	3 persons - 2 days		$ 2500.00
Field	3 persons - 17 days		$21250.00
Mongolian Driver/Van	1 persons - 17 days		$ 1200.00
Interpreter	1 person - 19 days		$ 950.00
Mongolian Geologist	1 person - 18 days		$ 1350.00
Camp Cook	1 person - 17 days		$ 850.00
		Sub total:	$31475.00
Geophysics:	20km@$1650.00 per		$33000.00
Expenses:			
Visas	3 persons - 1 country		$ 225.00
Accommodation			$ 3250.00
Meals			$ 3000.00
Supplies and Rentals			$ 2750.00
4 x 4 vehicle rental	1 vehicle – 17 days (gas incl.)		$ 1500.00
Air tickets	3 persons		$ 4875.00
Satellite phone			$ 850.00
Assays and shipping			$ 4250.00
Report	Report-Geological/Geophysical		$ 9500.00
Consumables	Maps, etc.		$ 650.00
		Subtotal:	$30850.00
Total			$95325.00

3.0 TERMS OF ENGAGEMENT:

60,000 XX

Terms are net 05 days. A US ~~$75000.00~~ deposit is required prior to departure from Vancouver, BC. If the final payment remains past due 05 days from the date of the invoice, Rio Minerals Limited shall have the right to enact necessary means to recoup payment and costs, without prejudice.

Rio Minerals Limited shall conduct services in a manner consistent with that level of care and skill ordinarily exercised by members of professions currently practicing under similar conditions, subject to the time limits and physical constraints applicable to the services. No other warranty, express or implied is made. Services carried out will adhere to the "Terms" unless an agreement is made and attached to the terms as an amendment.

This contract is based on, but not limited to: 21 days regular and 02 days standby time. Services will commence for this project upon written acceptance of this agreement.

Accepted By:

________. Date Sept 30, 2003 ________. Date________.

Mr. Reno J. Calabrigo
Magnum d'Or Resources Inc.

Andrew W. Molnar
Rio Minerals Ltd.

THANK YOU